Exhibit 10.16

GUITAR CENTER HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION

Date of Grant: The Expiration Time (as defined in the Offering Memorandum described below)

Grant to:

«Name»

the right to purchase from Guitar Center Holdings, Inc. (the “Company”):

«Total_Options» shares of its common stock, par value $0.01 per share.

The foregoing options are “Options” as such term is defined in the Guitar Center Holdings, Inc. 2009 Amended & Restated Management Equity Plan (as amended, the “Plan”), and are subject to all of the terms and conditions of the Plan in effect from time to time and the terms of that certain Private Exchange Offering Memorandum dated November 23, 2009 (the “Offering Memorandum”) and the related Exchange Offer described therein.  The Options granted hereunder are being issued in exchange for the “Original Options” described in the Offering Memorandum (which the undersigned has tendered to the Company pursuant to the Exchange Offer) and shall not be deemed to have been granted to the undersigned Participant unless and until the Expiration Time described in the Offering Memorandum and only if the undersigned Participant is and has been continuously employed by the Company or any of its subsidiaries during the Exchange Offer.

As described in the Plan and the Offering Memorandum:

1.               one-third of your Options will be Tranche I Options and will have an exercise price of $     per share;

2.               one-third of your Options will be Tranche II Options and will have an exercise price of $     per share; and

3.               one-third of your Options will be Tranche III Options and will have an exercise price of $     per share.

Notwithstanding Section 4.2 of the Plan, your Tranche I Options will time vest on each date set forth below with respect to the cumulative percentage of Common Stock issuable upon each of the Tranche I Options set forth opposite such date if you are, and have been, continuously employed by the Company or any of its Subsidiaries from the date of award through such date:

Date	Cumulative Percentage of Common Stock Vested
The Expiration Time
[ ], 2010
1st anniversary of Expiration Time
2nd anniversary of Expiration Time
3rd anniversary of Expiration Time
4th anniversary of Expiration Time
5th anniversary of Expiration Time	100%

All other provisions of the Plan shall be fully applicable to your Options.

This agreement may be executed in one or more counterparts (including by means of faxed or imaged signature pages), all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this agreement to be executed as of the date first above written.

GUITAR CENTER HOLDINGS, INC.

By:
Name:
Its:

Accepted and Agreed:

Name: «Name»